August 21, 2023

Contact: C. Todd Asbury, President & CEO
New Peoples Bank
Phone: 276.873.6288

For Immediate Release

NEW PEOPLES BANKSHARES, INC. ANNOUNCES APPOINTMENT OF JAMES W. KISER ("J.W.") AS PRESIDENT AND CHIEF EXECUTIVE OFFICER OF NEW PEOPLES BANK, INC.



New Peoples Bankshares, Inc. (the "Company"), the holding company of New Peoples Bank, Inc. (the "Bank"), announced today that J.W. Kiser has been appointed by the Bank's Board of Directors as President and Chief Executive Officer of the Bank, effective December 1, 2023. "I am honored for the opportunity to continue to serve our customers and shareholders in this new role," shared Kiser. "Our incredible team of employees are committed to meeting the needs of our customers and I look forward to supporting them in this mission."

As part of a planned transition, C. Todd Asbury will step down as the Bank's President and Chief Executive Officer effective December 1, 2023, but will remain as the President and Chief Executive Officer of the Company until May 31, 2024. Mr. Asbury has agreed to continue as a senior advisor to the Bank and the Company for an additional year thereafter, as well as to remaining a member of the Boards of Directors of both entities until at least May 2025. "I am very excited for J. W. to take on this new role. He has proven to be an effective leader the past eight years. He is an excellent choice and will do a great job. I look forward to working with him during the transition and assisting him however I can in the future," said Asbury.

J.W. Kiser was born in Oceana, West Virginia. He received his Bachelor of Business Administration from Bluefield State University, in 2003; and his Master of Business Administration in Finance from King University in 2016. After graduating college, Kiser started his banking career at First Century Bank in Princeton, West Virginia. For more than 20 years, he has served in multiple positions of increasing responsibility including commercial banker, Chief Lending Officer, and Chief Commercial Banking Officer. He currently holds the position of Chief Banking Officer and Executive Vice President at the Bank. Mr. Kiser resides in Abingdon, Virginia where he enjoys spending time with his wife and two daughters.

About New Peoples Bankshares, Inc.
New Peoples Bankshares, Inc. is a one-bank financial holding company headquartered in Honaker, Virginia. Its wholly-owned bank subsidiary provides banking products and services through its 18 locations throughout southwest Virginia, eastern Tennessee, western North Carolina and southern West Virginia. The Company's common stock is traded over the counter under the trading symbol "NWPP". Additional investor information can be found on the Company's website at www.newpeoples.bank/Bankshares-About-Us.

This news release contains statements concerning the Company's expectations, plans, objectives, future financial performance and other statements that are not historical facts. These statements may constitute "forward-looking statements" as defined by federal securities laws. These statements may address issues that involve estimates and assumptions made by management, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements. Important factors that may cause actual results to differ from projections include: (i) the success or failure of efforts to

implement the Company's business plan; (ii) any required increase in the Company' regulatory capital ratios; (iii) satisfying other regulatory requirements that may arise from examinations, changes in the law and other similar factors; (iv) deterioration of asset quality; (v) changes in the level of the Company's nonperforming assets and charge-offs; (vi) fluctuations of real estate values in the Company's markets; (vii) the Company's ability to attract and retain talent; (viii) demographical changes in the Company's markets which negatively impact the local economy; (ix) the uncertain outcome of enacted legislation to stabilize the United States financial system; (x) the successful management of interest rate risk; (xi) the successful management of liquidity; (xii) changes in general economic and business conditions in the Company's market area and the United States in general; (xiii) credit risks inherent in making loans such as changes in a borrower's ability to repay and the Company's management of such risks; (xiv) competition with other banks and financial institutions, and companies outside of the banking industry, including online lenders and those companies that have substantially greater access to capital and other resources; (xv) demand, development and acceptance of new products and services the Company has offered or may offer; (xvi) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, inflation, interest rate, market and monetary fluctuations; (xvii) the occurrence of significant natural disasters, including severe weather conditions, floods, health related issues and other catastrophic events; (xviii) technology utilized by the Company; (xix) the Company's ability to successfully manage cyber security; (xx) the Company's reliance on third-party vendors and correspondent banks; (xxi) changes in generally accepted accounting principles; (xxii) changes in governmental regulations, tax rates and similar matters; (xxiii) disruptions in the financial services industry or individual financial institutions and the subsequent media attention that could impact our customers' behavior; and (xxiv) other risks which may be described in future filings the Company makes with the Securities and Exchange Commission. The Company expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.